Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial data is intended to show how the Merger might have affected historical financial statements if the Merger had been completed on June 8, 2011, for the purposes of the statements of operations, and March 31, 2012, for the purposes of the balance sheet, and was prepared based on the historical financial position and results of operations reported by Vringo and Innovate/Protect.

Accounting Treatment of the Merger

U.S. Generally Accepted Accounting Principles (hereafter — GAAP), require that for each business combination, one of the combining entities shall be identified as the acquirer, and the existence of a controlling financial interest shall be used to identify the acquirer in a business combination. In a business combination effected primarily by exchanging equity interests, the acquirer usually is the entity that issues its equity interests. However, it is sometimes not clear which party is the acquirer. In these situations, the acquirer for accounting purposes may not be the legal acquirer (i.e., the entity that issues its equity interest to effect the business combination).

If a business combination has occurred, but it is not clear which of the combining entities is the acquirer, GAAP requires considering additional factors in making that determination. No hierarchy is provided to explain how to assess factors that influence the identification of the acquirer in a business combination, effectively concluding that no one of the criteria is more significant than any other. However, the more significant the differential in the voting interest of the combining entities, the more difficult it is to conclude that the entity with the largest voting interest is not the acquirer.

Based on the aforementioned, and after taking in consideration all relevant facts and circumstances (which included, among others, the composition of the senior management and the governing body of the combined entity, relative size of the entities prior to the Merger), we came to a conclusion that, in light of the significant differential in the voting interest of the combining entities (both on current holdings basis and on diluted basis), Innovate/Protect is the accounting acquirer, as it is defined in FASB Topic ASC 805 “ Business Combinations ”.

As a result, the Merger will be accounted for as a reverse acquisition. In the post-combination consolidated financial statements, Innovate/Protect’s assets and liabilities will be presented at its pre-combination amounts, and Vringo’s assets and liabilities will be recorded and measured at fair value. In addition, the consolidated equity will reflect Vringo’s common and preferred stock, at par value, as Vringo is the legal acquirer. The total consolidated equity will consist of Innovate/Protect’s equity just before the merger, plus the fair value of assumed assets of Vringo, net, as well as, adjustments to equity caused by the consummation of the Merger, as per the guidance for business combinations in ASC 805.

The unaudited pro forma combined financial statements were prepared in accordance with the regulations of the SEC. The pro forma adjustments reflecting the completion of the Merger are based upon the acquisition method of accounting in accordance with GAAP, and upon the assumptions set forth in the notes to the unaudited pro forma combined financial statements.

The unaudited pro forma combined balance sheet as of March 31, 2012, combines the historical balance sheets of Vringo and Innovate/Protect as of March 31, 2012 and gives pro forma effect to the Merger as if it had been completed on March 31, 2012.

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The unaudited pro forma combined statements of operations for the periods from June 8, 2011 through December 31, 2011 and from March 31, 2012 combine the historical statements of operations of Vringo for the period from June 8, 2011 to December 31, 2011 and from January 1, 2012 to March 31, 2012 and of Innovate/Protect from inception (June 8, 2011) to December 31, 2011 and from January 1, 2012 to March 31, 2012 and gives pro forma effect to the Merger as if it had been completed on June 8, 2011.

The financial data has been adjusted to give pro forma effect to events that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition and certain other adjustments.

The unaudited pro forma combined financial statements are presented for illustrative purposes only, and are not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the entities been combined during the periods presented. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma combined financial statements, the preliminary acquisition-date fair value of the identifiable assets acquired and liabilities assumed reflected in the unaudited pro forma combined financial statements is subject to adjustment and may vary from the actual amounts that will be recorded upon completion of the Merger.

Preliminary Purchase Price Allocation:

The Pro Forma Unaudited Consolidated Financial Information reflects the allocation of the preliminarily estimated purchase price of $66.0 million to the assets acquired and liabilities assumed of Vringo. The fair value of the consideration issued to former shareholders of Innovate/Protect is based on price of Vringo’s share of common stock on May 25, 2012, as well as the fair value of other outstanding equity instruments. A preliminary determination of the fair values of certain acquired assets and assumed liabilities of Vringo was based on a $3.39 share price, as basis for valuation:

($ — in thousands)
Current assets, net of current liabilities	2,716
Long-term deposit	8
Property and equipment	133
Technology	10,906
Goodwill	56,335
Total assets acquired	70,098
Fair value of outstanding warrants granted by Vringo prior to the Merger, classified as a long-term derivative liability, in these consolidated pro forma financial statements, see note 1	4,106
Total liabilities assumed	4,106
Total estimated purchase price	65,992
Fair value of vested stock options granted to employees, management and consultants, classified as equity in these consolidated pro forma financial statements, see note 1	6,734
Fair value of outstanding warrants granted by Vringo prior to the Merger, classified as equity, in these consolidated pro forma financial statements, see note 1	10,132
Fair value of Vringo common stock shares and $0.01 options granted to employees, management and consultants, classified as equity in these consolidated pro forma financial statements	49,126
Total estimated purchase price	65,992

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As mentioned above, the final fair value of the consideration, as well as certain acquired assets and assumed liabilities, will depend significantly on our future share price, as it is set on Merger consummation date. Consequently, the final fair value of consideration, and as a result, the final purchase price allocation, might significantly differ from the values presented in these consolidated pro forma statements. Possible changes due to fluctuations in our share price are reflected in the following sensitivity table:

	($ — in thousands)
Vringo share price:	$2.0	$4.0	$5.0
Current assets, net of current liabilities	2,716	2,716	2,716
Long-term deposit	8	8	8
Property and equipment	133	133	133
Technology	10,906	10,906	10,906
Goodwill	25,183	69,804	92,892
Total assets acquired:	38,946	83,567	106,655
Fair value of outstanding warrants granted by Vringo prior to the Merger, classified as a long-term derivative liability	1,936	5,183	6,990
Total liabilities assumed:	1,936	5,183	6,990
Total estimated purchase price:	37,010	78,384	99,665
Fair value of stock options granted to employees, management and consultants, classified as equity in these consolidated pro forma financial statements	3,051	7,257	9,502
Fair value of outstanding warrants granted by Vringo prior to the Merger, classified as equity, in these consolidated pro forma financial statements	4,740	12,689	17,115
Fair value of Vringo common stock shares and $0.01 options granted to employees, management and consultants, classified as equity in these consolidated pro forma financial statements	29,219	58,438	73,048
Total estimated purchase price:	37,010	78,384	99,665

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Unaudited Pro Forma Consolidated Statement of Operations, for the three month period ended March 31, 2012:

	Historical
	Innovate/Protect	Vringo	Pro Forma adjustments	Notes	Pro Forma consolidated
	($ — in thousands, except share and per share data)
Revenue	—	106	—		106
Costs and expenses:
Cost of revenue	—	31	454	1	485
Operating legal costs	1,172	—	—		1,172
Compensation	378	—	(378)	2	—
Amortization and depreciation	156	—	(156)	2	—
Research and development	—	512	—		512
Marketing	—	759	—		759
General and administrative	162	1,460	534	2	2,156
Total operating expenses:	1,868	2,762	454		5,084
Operating loss:	(1,868)	(2,656)	(454)		(4,978)
Non-operating income (expense)	(4)	10	—		6
Issuance of non-preferential reload warrants	—	(1,091)	—		(1,091)
Loss on revaluation of warrants	—	(411)	—		(411)
Issuance of preferential reload warrants	—	(1,476)	—		(1,476)
Loss before income taxes:	(1,872)	(5,624)	(454)		(7,950)
Income taxes	—	(20)	—		(20)
Net loss:	(1,872)	(5,644)	(454)		(7,970)
Basic and diluted net loss per common share	(0.43)	(0.46)		3	(0.26)
Weighted average shares used in computing basic and diluted net loss per common share	4,635,117	12,371,472		3	30,484,641

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Unaudited Pro Forma Consolidated Balance Sheets, as of March 31, 2012:

	Historical
	Innovate/Protect	Vringo	Pro Forma adjustments	Notes	Pro Forma consolidated
	($ — in thousands)
Assets:
Current assets:
Cash and cash equivalents	3,980	3,630	—		7,610
Accounts receivable	—	152	—		152
Prepaid expenses and other current assets	40	144	—		184
Total current assets	4,020	3,926	—		7,946
Long-term deposit	—	8	—		8
Property and equipment	12	133	—		145
Intangible assets, net	2,912	—	—		2,912
Technology	—	—	10,906	*	10,906
Goodwill	—	—	56,335	1, *	56,335
Total assets	6,944	4,067	67,241		78,252
Liabilities and stockholders’ equity:
Current liabilities:
Deferred tax liabilities, net – short-term	—	3	—		3
Accounts payable and accrued expenses	525	617	852	4	1,994
Accrued severance pay	—	233	—		233
Accrued employee compensation	341	357	—		698
Current portion, note payable – related party	2,000	—	—		2,000
Total current liabilities	2,866	1,210	852		4,928
Long-term liabilities
Note payable – related party	1,200	—	—		1,200
Derivative liabilities on account of warrants	—	1,836	21,733	5	25,839
			4,106	1, *
			(1,836)	*
Total long-term liabilities	1,200	1,836	24,003		27,039
Preferred stock, Series A Convertible, $0.0001 par value; 6,968 authorized and issued and 6,818 outstanding	1,761	—	(1,761)	6	—
Stockholders’ equity (deficit)
Preferred stock, Series A Convertible, $0.01 par value per share; 6,818 authorized, issued and outstanding	—	—	—	6	—
Common stock, $0.01 par value per share, 150,000,000** authorized, 31,979,592 issued and outstanding	1	139	(1)	7	320
			181	7
Additional paid-in capital	5,742	44,072	(15,237)	8	51,443
			6,734	1, *
			10,132	1, *
Accumulated deficit	(4,626)	(43,190)	(852)	4	(5,478)
			43,190	8
Total stockholders’ equity (deficit)	1,117	1,021	44,147		46,285
Total liabilities and stockholders’ equity	6,944	4,067	67,241		78,252

*	Refer to preliminary Purchase Price Allocation table on page 190 .
**	The increase in common stock $0.01 par value per share, from 28,000,000 to 150,000,000, is expected to take place at the stockholders’ meeting to approve the merger.

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Notes to the Unaudited Pro Forma Consolidated Statements of Operations and Balance Sheet:

1.	This pro-forma adjustment represents additional amortization expense, recorded in connection with amortizable intangible assets acquired in the Merger, assuming the acquisition of Vringo occurred on June 8, 2011:

	Gross carrying amount	Life	Three month period ended March 31, 2012
	($ — in thousands)	(years)	($ — in thousands)
Cost of revenue:
Technology	10,906	6	454
			454

	Gross carrying amount	Amortization of intangible assets and liabilities
	($ — in thousands)
Goodwill	56,335	Goodwill is reviewed for impairment at least annually in accordance with the provisions of ACS 350 “Intangibles, Goodwill and Other”

Fair value of vested stock options granted to employees, management and consultants, classified as equity in these consolidated pro forma financial statements	6,734	Originally allocated fair value (which also reflects the impact of partial acceleration of vesting of outstanding options granted to employees, management and consultants of Vringo triggered directly by the Merger) will be adjusted for options exercised. This adjustment will be recorded as internal reclassification in additional paid-in capital.

Fair value of outstanding warrants granted by Vringo prior to the Merger, classified as a long term derivative liability, as these warrants bear certain down-round protection clauses	4,106	Originally allocated fair value to warrants classified as a derivative liability will be adjusted at the end of each reporting period.

Fair value of outstanding warrants granted by Vringo prior to the Merger, classified as equity, in these consolidated pro forma financial statements	10,132	Originally allocated fair value to warrants classified as equity will be adjusted for warrants exercised. This adjustment will be recorded as internal reclassification in additional paid-in capital.

For these pro forma consolidated statements of operations, we assume that there was no sign of impairment of goodwill, throughout the period presented. In addition, we assume that the purchase price allocated to the fair value of outstanding warrants granted by Vringo prior to the Merger did not change over the presented period.

2.	Amortization and depreciation and capital acquisition costs, were reclassified into general and administrative:

Three month period ended March 31, 2012
($ — in thousands)
General and administrative	534
Compensation	(378)
Amortization and depreciation	(156)
—

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3.	According to GAAP, the consolidated pro forma equity will reflect Vringo’s common stock and preferred stock, at par value, as Vringo is the legal acquirer. Shares used to calculate unaudited pro forma basic and diluted loss per share were computed by adding the shares assumed to be issued, to the weighted average number of shares outstanding for the three month period ended March 31, 2012. However, as the combined company generated only losses in the period presented, potentially dilutive securities, comprised mainly of the abovementioned preferred shares, warrants and stock options, were not reflected in pro forma diluted net loss per share, because the effect of conversion of such shares is anti-dilutive.

Three month period ended March 31, 2012
($ — in thousands, except share and per share data)
Numerator:
Net loss attributable to common stock shares (basic and diluted):	(7,970)
Denominator:
Weighted average of Vringo common stock shares, outstanding for the period:	12,371,472
Weighted average of Vringo common stock shares issued to former Innovate/Protect stockholders, outstanding for the period:	18,113,169
Total common stock shares outstanding, after the Merger:	30,484,641
Basic and diluted net losses per share of common stock:	(0.26)

4.	This adjustment represents direct, incremental costs of this Merger, which were not yet reflected in the historical financial statements of either company. These costs include mainly legal, accounting and filing fees.

5.	According to the Merger Agreement, Vringo will grant former Innovate/Protect stockholders 16,809,838 warrants, at an exercise price of $1.76. 8,741,116 of these warrants bear down-round protection clauses; as a result, they will be classified as a long term derivative liability and recorded at fair value. Fair value, in the total amount of $21.7 million, was calculated using the Black-Scholes-Merton and the Monte-Carlo models, using the following assumptions: 77.96% expected volatility, a risk-free interest rate of 0.77%, estimated life of 5 years and no dividend yield. The fair value of our common stock, used for this valuation, was $3.39. We estimate there is a 30% probability that the down-round protection will be activated. Our valuation may significantly change, dependent on the deviation of actual future parameters (primarily our common stock price, that will be known on the date of the Merger), from those taken in our preliminary valuation. In these consolidated pro forma statements of operations we assume that fair value of these warrants did not change throughout the period presented.

6.	The Series A Convertible Preferred stock shares, both pre and post-Merger, have certain liquidation preferences, and are otherwise convertible, at any time, at the option of the holder, subject to certain limitations. In addition, their conversion price may be subject to adjustments for anti-dilution and other corporate events. Also, under certain circumstances (as defined in the Certificate of Designations in each of the merging companies), these shares are entitled to participate in dividends, and vote, on an as converted basis.

The 6,818 outstanding Series A Convertible Preferred stock shares, $0.0001 par value, issued by Innovate/Protect were classified as mezzanine equity, as the holder had the right to require the Company to redeem these shares in cash, upon occurrence of a triggering event which is outside the control of the company. The 6,818 Series A Convertible Preferred stock shares, $0.01 par value, to be issued by Vringo to former stockholders of Innovate/Protect, as part of this Merger, were classified as equity, as cash based redemption event is only triggered by events fully controlled by the company. As a result, in these pro forma consolidated financial statements, Innovate/Protect’s mezzanine equity, in the total amount of $1,761 thousand, was cancelled, as, according to GAAP, these pro forma consolidated financial statements will only include the 6,818 Series A Convertible Preferred stock, presented at par value.

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7.	According to GAAP, the equity of the combined entity will reflect Vringo’s Common and Preferred stock, at par value, as Vringo is the legal acquirer. As a result, the common stock share number will be adjusted to include Vringo’s common stock shares, immediately after the merger:

As of March 31, 2012
Vringo common stock outstanding as of March 31, 2012	13,866,423
Vringo common stock issued to former Innovate/Protect stockholders	18,113,169
Total common stock outstanding, pursuant to the Merger	31,979,592

8.	According to GAAP, in the post-combination consolidated financial statements, equity will reflect Innovate/Protect’s total equity just before the merger, plus the fair value of assumed assets of Vringo, net, as well as adjustments to equity caused by the consummation of the Merger (notes 4, 5 and 6). Specifically, in these consolidated pro forma financial statements, accumulated deficit will include only Innovate/Protect’s historical deficit, in the total amount of $4,626 thousand, plus adjustments reflected in Note 4. Vringo’s historical deficit, in the total amount of $43,190 thousand, will be cancelled upon consolidation. Finally, an adjustment to additional paid-in capital, in the total amount of $15,237 thousand was recorded, in order to adjust the total consolidated equity, as per the abovementioned GAAP requirements.

Unaudited Pro Forma Consolidated Statement of Operations, for the period from June 8, 2011 (date of inception of Innovate/Protect) through December 31, 2011:

	Historical
	Innovate/Protect	Vringo	Pro Forma adjustments	Notes	Pro Forma consolidated
	($ — in thousands, except share and per share data)
Revenue	—	415	—		415
Costs and expenses:
Cost of revenue	—	106	1,026	1	1,132
Operating legal costs	1,102	—	—		1,102
Compensation	997	—	(997)	2	—
Amortization and depreciation	328	—	(328)	2	—
Startup and capital acquisition costs	106	—	(106)	2	—
Research and development	—	1,171	—		1,171
Marketing	—	1,084	—		1,084
General and administrative	213	1,610	1,431	2	3,254
Total operating expenses:	2,746	3,971	1,026		7,743
Operating loss:	(2,746)	(3,556)	(1,026)		(7,328)
Non-operating income (expense)	(8)	13	—		5
Interest and amortization of debt discount expense	—	(1,324)	—		(1,324)
Loss on revaluation of warrants	—	(934)	—		(934)
Gain on restructuring of venture loan	—	963	—		963
Loss before income taxes:	(2,754)	(4,838)	(1,026)		(8,618)
Income taxes	—	(61)	—		(61)
Net loss:	(2,754)	(4,899)	(1,026)		(8,679)
Basic and diluted net loss per common share	(0.98)	(0.70)		3	(0.35)
Weighted average shares used in computing basic and diluted net loss per common share	2,802,100	6,965,927		3	25,079,096

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Notes to the Unaudited Pro Forma Consolidated Statements of Operations:

1.	This pro-forma adjustment represents additional amortization expense, recorded in connection with amortizable intangible assets acquired in the Merger, assuming the acquisition of Vringo occurred on June 8, 2011:

	Gross carrying amount	Life	Period from June 8, 2011 through December 31, 2011
	($ — in thousands)	(years)	($ — in thousands)
Cost of revenue:
Technology	10,906	6	1,026
			1,026

For these pro forma consolidated statements of operations, we assume that there was no sign of impairment of goodwill, throughout the period presented. In addition, we assume that the purchase price allocated to the fair value of outstanding warrants granted by Vringo prior to the Merger did not change over the presented period.

2.	Amortization and depreciation, startup and capital acquisition costs, were reclassified into general and administrative:

Period from June 8, 2011 through December 31, 2011
($ — in thousands)
General and administrative	1,431
Compensation	(997)
Amortization and depreciation	(328)
Startup and capital acquisition costs	(106)
—

3.	According to GAAP, the consolidated pro forma equity will reflect Vringo’s common stock and preferred stock, at par value, as Vringo is the legal acquirer. Shares used to calculate unaudited pro forma basic and diluted loss per share were computed by adding the shares assumed to be issued, to the weighted average number of shares outstanding for the period from June 8, 2011 through December 31, 2011. However, as the combined company generated only losses in the period presented, potentially dilutive securities, comprised mainly of the abovementioned preferred shares, warrants and stock options, were not reflected in pro forma diluted net loss per share, because the effect of conversion of such shares is anti-dilutive.

Period from June 8, 2011 through December 31, 2011
($ — in thousands, except share and per share data)
Numerator:
Net loss attributable to common stock shares (basic and diluted):	(8,679)
Denominator:
Weighted average of Vringo common stock shares, outstanding for the period:	6,965,927
Weighted average of Vringo common stock shares issued to former Innovate/Protect stockholders, outstanding for the period:	18,113,169
Total common stock shares outstanding, after the Merger:	25,079,096
Basic and diluted net losses per share of common stock:	(0.35)

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